EXHIBIT 1

      JOINT FILING AGREEMENT AMONG FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.,
                 ERIC F. BILLINGS, EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY

     WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto is filed on behalf of each of them;

     NOW, THEREFORE, the parties hereto agree as follows:

     FRIEDMAN,  BILLINGS, RAMSEY GROUP, INC., ERIC F. BILLINGS,
EMANUEL J. FRIEDMAN AND W. RUSSELL RAMSEY hereby agree, in accordance with Rule 13d-1(k) under the Act, to file a statement on
Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.


                                      FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.
Dated:   April 12, 2001
                                      By: /s/ EMANUEL J. FRIEDMAN
                                      ---------------------------------
                                      Name:  Emanuel J. Friedman
                                      Title: Chairman


Dated:   April 12, 2001               /s/ ERIC F. BILLINGS
                                      ----------------------------------
                                      Eric F. Billings


Dated:   April 12, 2001               /s/ EMANUEL J. FRIEDMAN
                                      ----------------------------------
                                      Emanuel J. Friedman


Dated:   April 12, 2001               /s/ W. RUSSELL RAMSEY
                                      ----------------------------------
                                      W. Russell Ramsey